As filed with the Securities and Exchange Commission on November 12, 2010

Registration No. 333-23707

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MITEK SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0418827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8911 Balboa Ave, Suite B San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

1996 Stock Option Plan

(Full title of the plans)

James B. DeBello
President, Chief Executive Officer and Chief Financial Officer
Mitek Systems, Inc.
8911 Balboa Ave, Suite B
San Diego, CA 92123

(Name and Address of Agent for Service)

(859) 503-7810

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-23707) (the "Registration Statement") of Mitek Systems, Inc. ("Mitek"). In accordance with an undertaking made by Mitek in the Registration Statement to remove from registration, by means of a post–effective amendment, any shares of its common stock which remain unsold at the termination of the offering, Mitek hereby removes from registration all shares of its common stock registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, in the State of California on November 12, 2010.

Mitek Systems, Inc.

By:	/s/ James B. DeBello,
James B. DeBello,
President, Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John M. Thornton John M. Thornton	Chairman of the Board and Director	November 12, 2010

/s/ James B. DeBello James B. DeBello	President, Chief Executive Officer, Chief Financial Officer and Director	November 12, 2010

/s/ Gerald I. Farmer	Director	November 12, 2010
Gerald I. Farmer

/s/ Michael W. Bealmear	Director	November 12, 2010
Michael W. Bealmear

/s/ Sally B. Thornton	Director	November 12, 2010
Sally B. Thornton

/s/ William P. Tudor	Director	November 12, 2010
William P. Tudor

/s/ Vinton P. Cunningham	Director	November 12, 2010
Vinton P. Cunningham